Our Mission & Vision NCI Building Systems Full Year and 4Q 2016 Supplemental Presentation December 9, 2016

Our Mission & Vision Forward-looking Statements 2 Certain statements and information in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “plan,” “intend,” “foresee,” “guidance,” “potential,” “expect,” “should,” “will” “continue,” “could,” “estimate,” “forecast,” “goal,” “may,” “objective,” “predict,” “projection,” or similar expressions are intended to identify forward-looking statements (including those contained in certain visual depictions) in this presentation. These forward-looking statements reflect the Company's current expectations and/or beliefs concerning future events. The Company has made every reasonable effort to ensure that the information, estimates, forecasts and assumptions on which these statements are based are current, reasonable and complete. Our expectations with respect to the first quarter of fiscal 2017 and the full year 2017 that are contained in this presentation are forward looking statements based on management’s estimates, as of of the date of this presentation. The estimates are unaudited, and reflect management’s current views with respect to future results. However, the forward-looking statements in this presentation are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the U.S. economy and abroad, generally, and in the credit markets; substantial indebtedness and our ability to incur substantially more indebtedness; our ability to generate significant cash flow required to service or refinance our existing debt, including the 8.25% senior notes due 2023, and obtain future financing; our ability to comply with the financial tests and covenants in our existing and future debt obligations; operational limitations or restrictions in connection with our debt; increases in interest rates; recognition of asset impairment charges; commodity price increases and/or limited availability of raw materials, including steel; our ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; costs related to environmental clean-ups and liabilities; competitive activity and pricing pressure; increases in energy prices; volatility of the Company's stock price; dilutive effect on the Company's common stockholders of potential future sales of the Company's common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance; changes in laws or regulations, including the Dodd–Frank Act; the timing and amount of our stock repurchases; and costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters. See also the “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended November 1, 2015, which identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

Our Mission & Vision 4Q 2016 and Full Year Financial Summary 3 (1) Reconciliations of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 16 (Dollars in millions, except per share amounts) October 30, 2016 November 1, 2015 % Chg. October 30, 2016 November 1, 2015 % Chg. Sales 480.3$ 459.8$ 4.5% 1,684.9$ 1,563.7$ 7.8% Gross Profit 120.8$ 123.6$ -2.2% 427.9$ 372.3$ 14.9% Gross Profit Margin 25.2% 26.9% -6.4% 25.4% 23.8% 6.7% Income from Operations 39.4$ 36.5$ 7.9% 108.8$ 56.8$ 91.4% Net Income 19.0$ 18.4$ 3.2% 51.0$ 17.8$ 186.4% Diluted EPS 0.27$ 0.25$ 8.0% 0.70$ 0.24$ 191.7% Adjusted Operating Income 1 40.9$ 43.8$ -6.8% 114.1$ 79.3$ 43.8% Adjusted EBITDA 1 53.7$ 56.4$ -4.9% 166.1$ 130.0$ 27.7% Adjusted Diluted EPS 1 0.28$ 0.31$ -9.7% 0.71$ 0.42$ 69.0% Fiscal Three Months Ended Fiscal Year Ended

Our Mission & Vision 4Q 2016 Financial Overview 4  Sales were $480.3 million, an increase of $20.5 million or 4.5% from $459.8 million a year ago • Revenues for the quarter benefited from both volume increases and pricing discipline  Gross profit margins for the period were 25.2% compared to 26.9% in the comparable prior year period • 50 basis points of this year-over-year contraction related in large part to the rapidly rising steel input costs, compared to rapidly declining costs in 4Q 2015 • The Company recorded a correction to the CENTRIA acquisition opening balance during the fourth quarter, reducing revenues by $1.8 million and margins by 30 basis points • Changes in product mix and the costs associated with the manufacturing reorganization accounted for the remainder of the margin contraction  Operating income was $39.4 million compared to $36.5 million in the prior year period  Net income increased 3.2% to $19.0 million, or $0.27 per diluted common share compared to $18.4 million, or $0.25 per diluted common share in the prior year period  Adjusted EBITDA1 was $53.7 million compared to $56.4 million in the prior year period  Consolidated backlog grew 3.9% year-over-year to $515.9 million (1) Reconciliations of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 16

Our Mission & Vision Full Year 2016 Financial Overview 5  Sales were $1.68 billion, an increase of $121.2 million or 7.8% from $1.56 billion a year ago • External tonnage volumes increased 11.8% year-over-year, with the Components segment showing the largest increase with a 18.6 % increase in volumes  Gross profits improved in all three business segments on a year-over-year basis • Gross profit margins expanded by 160 basis points from 23.8% in the comparable prior year period to 25.4%  Operating income was $108.8 million compared to $56.8 million in the prior year period. • Adjusted for special items, operating income increased 43.8% to $114.1 million compared to $79.3 million in the prior year period  Net income increased 186.4% to $51.0 million, or $0.70 per diluted common share compared to $17.8 million, or $0.24 per diluted common share in the prior year period  Adjusted EBITDA1 grew 27.7% to $166.1 million from $130.0 million in the prior year period (1) Reconciliations of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 16

Our Mission & Vision 6  Manufacturing • During the quarter, equipment was brought online in the Iowa plant to enable the Company to move forward with the remainder of its manufacturing footprint changes • Production of insulated metal panels (IMP) at the plant in Hamilton, ON continued to ramp up to full capacity  Commercial • The Company reorganized its two IMP businesses, creating a single leadership team for CENTRIA and Metl-Span to drive growth across all potential sales channels • Underlying volume growth across segments outpaced reported market growth rates for low rise non-residential construction starts  Steel Costs • The fourth quarter was the first time in fiscal 2016 when steel prices were not a ‘headwind’ as steel costs prices were higher on a year-over-year basis • Steel prices are anticipated to increase during 2017 as a result of increased protectionism and ongoing trade cases that are limiting foreign imports 4Q 2016 Operational Overview

Our Mission & Vision 7 4Q 2016 Revenues and Volumes – by Segment 4Q-'16 4Q-'15 % Chg. % Vol. Chg. 1 4Q-'16 4Q-'15 % Chg. % Vol. Chg. 1 4Q-'16 4Q-'15 % Chg. % Vol. Chg. 1 Third-Party 28.6$ 26.7$ 7.2% 14.0% Third-Party 255.1$ 240.6$ 6.0% 14.2% Third-Party 196.6$ 192.5$ 2.1% 5.7% Internal 40.7 37.1 9.8% 28.2% Internal 37.3 35.1 6.3% 26.1% Internal 7.6 5.1 49.3% 57.3% Total Sales 69.3$ 63.7$ 8.7% 21.1% Total Sales 292.4$ 275.7$ 6.1% 15.9% Total Sales 204.2$ 197.6$ 3.3% 7.6% Metal Coil Coating Metal Components Engineered Building Systems $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 4Q-'16 4Q-'15 Metal Coil Coating Third-Party Internal $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 4Q-'16 4Q-'15 Metal Components Third-Party Internal $- $50.0 $100.0 $150.0 $200.0 $250.0 4Q-'16 4Q-'15 Engineered Building Systems Third-Party Internal Metal Coil Coating 6% Metal Components 53% Consolidated 3rd Party Revenue 4Q 2016 Metal Coil Coating 6% Metal Components 52% Consolidated 3rd Party Revenue 4Q 2015 (Dollars in millions) Engineered Building Systems 41% Engineered Building Systems 42% (1) Calculated as the year-over-year change in the tonnage volumes shipped

Our Mission & Vision 4Q 2016 Business Segment Results1 8 (Dollars in millions) $69.3 $292.4 $204.2 $480.3 $63.7 $275.7 $197.6 $459.8 Coatings Components Buildings Consolidated (1) Consolidated segments results do not include intersegment sales (2) Reconciliation of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 16 Revenue $7.0 $31.1 $22.8 $39.4 $7.2 $18.2 $25.5 $36.5 Coatings Components Buildings Consolidated Operating Income $7.0 $31.6 $23.1 $40.9 $7.2 $26.9 $26.4 $43.8 Coatings Components Buildings Consolidated Adjusted Operating Income2 $8.2 $37.8 $25.1 $53.7 $8.4 $34.0 $29.0 $56.4 Coatings Components Buildings Consolidated 2016 2015 Adjusted EBITDA2

Our Mission & Vision Full Year 2016 Business Segment Results1 9 (Dollars in millions) $247.7 $1,044.0 $672.2 $1,684.9 $231.7 $920.8 $667.2 $1,563.7 Coatings Components Buildings Consolidated (1) Consolidated segments results do not include intersegment sales (2) Reconciliation of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 16 Revenue $25.3 $102.5 $62.0 $108.8 $19.1 $50.5 $51.4 $56.8 Coatings Components Buildings Consolidated Operating Income $25.3 $104.6 $61.4 $114.1 $19.3 $69.2 $54.2 $79.3 Coatings Components Buildings Consolidated Adjusted Operating Income2 $30.0 $131.1 $70.0 $166.1 $23.7 $96.4 $62.9 $130.0 Coatings Components Buildings Consolidated 2016 2015 Adjusted EBITDA2

Our Mission & Vision Gross Margin Reconciliation 10 Gross Margin 4Q 2015 26.9% Increasing raw material costs, net of commercial discipline (0.50%) Transitional manufacturing efficiency costs from plant consolidation (0.20%) Less favorable product and segment mix (0.40%) New plant ramp-up costs, discontinued plant wind-down costs (0.30%) Correction of CENTRIA opening balance sheet at acquisition (0.30%) Gross Margin 4Q 2016 25.2%  For the quarter, gross profit was $120.8 million compared to $123.6 million in the prior year period  For the full year, gross profit increased $55.6 million to $427.9 million compared to $372.3 million in fiscal 2015 Note: Point attributions in the above tables are approximate

Our Mission & Vision Key Cost Initiatives 11 $ in millions Original Target 1 2016 Cost Savings Realized Manufacturing Consolidation $15.0 - $20.0 $6.0 ESG&A Restructuring $15.0 - $20.0 $6.0 Total $30.0 - $40.0 $12.0  The Manufacturing cost initiative includes the continuing rationalization of manufacturing facilities and relocation of equipment and machinery • To date, the Company has added two facilities and closed six facilities contributing approximately $6.0 million of the expected $15.0 - $20.0 million annualized cost reductions  The ESG&A initiative includes the elimination of certain fixed and indirect costs through restructuring and consolidation in Engineering and SG&A costs • To date, the Company has restructured its commercial operations consolidating activities where appropriate. These actions have resulted in the realization of approximately $6.0 million of the expected $15.0 - $20.0 million savings  During fiscal 2017, these two initiatives are expected to generate approximately an additional $10.0 million in cost savings (1) Key initiatives are anticipated to generate the target amount of savings by fiscal year-end 2018

Our Mission & Vision 12 Net Income: Net income increased 3.2% to $19.0 million from $18.4 million in the prior year’s fourth quarter Adjusted EBITDA1: (Dollars in millions) 4Q Net Income and Adjusted EBITDA (1) Reconciliations of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 16 $56.4 $53.8 $2.5 $(3.7) $3.0 $(1.8) $(1.6) $(1.0) $48.0 $50.0 $52.0 $54.0 $56.0 $58.0 $60.0 $62.0 $64.0 Adjusted EBITDA 4Q 2015 Volume ESG&A Cost Reductions Margin Contraction CENTRIA Adjustment Manufacturing Other Adjusted EBITDA 4Q 2016

Our Mission & Vision 4Q 2016 Cash Flow Summary 13 Cash and Restricted Cash, as of 4Q 2016 3Q 2016 2Q 2016 1Q 2016 Beginning balance $ 50,710 $ 77,916 $ 73,849 $ 99,662 Cash provided by (used in) operating activities 26,933 20,586 24,213 (4,200) Cash provided by (used in) investing activities 4,054 (4,044) (4,183) (5,777) Cash used in financing activities (16,018) (43,547) (16,455) (15,495) Exchange rate effects (276) (201) 492 (341) Ending balance $ 65,403 $ 50,710 $ 77,916 $ 73,849  Debt Reduction • In each quarter of fiscal 2016, the Company paid down $10.0 million under its Term Loan, resulting in total 2016 repayments of $40.0 million (Financing Activity)  Stock Repurchase • During fiscal 2016, the Company completed the stock repurchase program announced in January, including the repurchase of approximately $45 million worth of shares from entities affiliated with Clayton Dubilier & Rice, which was contingent upon and concurrent with the July 2016 secondary offering previously announced. In September, the Company announced a second $50 million share repurchase program. • In the fourth quarter, ~0.5 million shares were repurchased with an average price of $14.32 and during fiscal 2016, ~ 4.5 million shares were repurchased with an average price of $13.96. (Financing Activity) (Dollars in thousands)

Our Mission & Vision 4Q 2016 Results Compared to Guidance 14 $ in Millions Range Low High 4Q Actuals Revenues $475.0 $500.0 $480.3 Gross Profit Margin 24.5% 27.0% 25.2% ESG&A Expenses $80.0 $84.0 $77.6 Intangible Asset Amortization $2.3 $2.5 $2.4 Total Depreciation & Amortization (inclusive of Intangibles above) $10.5 $11.5 $9.8 Interest Expense $7.3 $7.7 $7.6 Effective Tax Rate 33.0% 35.0% 40.0%  ESG&A expenses were lower than guidance due to continued cost restructuring successes, lower incentive compensation costs than expected and favorable experience in the Company’s various self-insurance programs  Gross profit margin was negatively impacted by the correction to the CENTRIA acquisition opening balance sheet, which reduced revenues by $1.8 million and margins by ~30 basis points  Even though the annual effective tax rate was 35.4%, the 4th quarter effective rate was higher due to the inclusion of higher than expected year-end annual tax account reconciliations and true-ups

Our Mission & Vision 1Q and FY 2017 Guidance 15 $ in million 1Q Range Low High Revenues $370.0 $390.0 Gross Profit Margin 21.0% 23.5% ESG&A Expenses $71.0 $75.0 Intangible Asset Amortization $2.3 $2.5 Total Depreciation & Amortization (inclusive of Intangibles above) $10.0 $11.0 Interest Expense $7.4 $7.6 Effective Tax Rate 35.0% 37.0%  Guidance for ESG&A excludes the amortization of intangible assets, which is a separate line item  Total Depreciation & Amortization includes the intangible amortization and is reported on the Company’s Statements of Operations within Cost of Goods Sold, ESG&A Expense and Intangible Asset Amortization  Weighted average diluted common shares is expected to be ~70.7 million for 1Q 2017  Total capital expenditures for fiscal 2017 are expected to be in the range of $25.0 million to $30.0 million  Full year 2017 guidance is expected to reflect the normal quarterly patterns with second half of fiscal 2017 expected to be stronger than the first half  Revenues are expected to be in the range of $1.75 - $1.85 billion  Adjusted EBITDA is expected to be in the range of $175.0 - $205.0 million

Our Mission & Vision Reconciliation of Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Common Share 16 (Dollars in thousands, except per share amounts) Fiscal Three Months Ended Fiscal Year Ended October 30, November 1, October 30, November 1, 2016 2015 2016 2015 Net income per diluted common share, GAAP basis 0.27$ 0.25$ 0.70$ 0.24$ Restructuring and impairment charges 0.01 0.10 0.06 0.15 Strategic development and acquisition related costs 0.01 0.02 0.04 0.06 Loss (gain) on sale of assets and asset recovery 0.00 - (0.02) - (Gain) from bargain purchase - - (0.03) - (Gain) on legal settlements - (0.05) - (0.05) Fair value adjustment of acquired inventory - - - 0.03 Amortization of short lived acquired intangible - 0.03 - 0.11 Tax effect of applicable non-GAAP adjustments (2) (0.01) (0.04) (0.03) (0.12) Adjusted net income per diluted common share (1) 0.28$ 0.31$ 0.71$ 0.42$ Fiscal Three Months Ended Fiscal Year Ended October 30, November 1, October 30, November 1, 2016 2015 2016 2015 Net income applicable to common shares, GAAP basis 18,896$ 18,186$ 50,638$ 17,646$ Restructuring and impairment charges 815 7,611 4,252 11,306 Strategic development and acquisition related costs 590 1,143 2,670 4,201 Loss (gain) on sale of assets and asset recovery 62 - (1,642) - (Gain) from bargain purchase - - (1,864) - (Gain) on legal settlements (3,765) (3,765) Fair value adjustment of acquired inventory - - - 2,358 Amortization of short lived acquired intangible - 2,343 - 8,400 Tax effect of applicable non-GAAP adjustments (2) (572) (2,859) (2,059) (8,775) Adjusted net income applicable to common shares (1) 19,791$ 22,659$ 51,995$ 31,371$ 0.278668 0.71 (0) 0 (1) The Company discloses a tabular comparison of Adjusted net income per diluted common share and Adjusted net income applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income applicable to common shares should not be considered in isolation or as a substitute for net income per diluted common share and net income applicable to common shares as reported on the face of our consolidated statements of operations. (2) The Company calculated the tax effect of non-GAAP adjustments by applying the applicable statutory tax rate for the period to each applicable non-GAAP item.

Our Mission & Vision Reconciliation of 4Q 2016 Operating Income (Loss) to Adjusted Operating Income (Loss) by Segment 17 Engineered Building Systems Metal Components Metal Coil Coating Corporate Consolidated Operating income (loss), GAAP basis 22,830$ 31,059$ 7,018$ (21,515)$ 39,392$ - Restructuring and impairment charges 211 506 - 98 815 (0) Strategic development and acquisition related costs # - - - 590 590 - Loss on sale of assets and asset recovery 62 - - - 62 Adjusted operating income (loss) (1) 23,103$ 31,565$ 7,018$ (20,827)$ 40,859$ Engineered Building Systems Metal Components Metal Coil Coating Corporate Consolidated Operating income (loss), GAAP basis # 25,473$ 18,239$ 7,208$ (14,421)$ 36,499$ Restructuring and impairment charges 959 6,365 - 287 7,611 Strategic development and acquisition related costs - - - 1,143 1,143 Gain on legal settlements - - - (3,765) (3,765) Amortization of short lived acquired intangibles - 2,343 - - 2,343 Adjusted operating income (loss) (1) 26,432$ 26,947$ 7,208$ (16,756)$ 43,831$ (1) The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations. Fiscal Three Months Ended November 1, 2015 Fiscal Three Months Ended October 30, 2016 (Dollars in thousands)

Our Mission & Vision Reconciliation of FY 2016 Operating Income (Loss) to Adjusted Operating Income (Loss) by Segment 18 (Dollars in thousands) Engineered Building Systems Metal Components Metal Coil Coating Corporate Consolidated Operating income (loss), GAAP basis 136 62,046$ 102,495$ 25,289$ (81,051)$ 108,779$ Restructuring and impairment charges 966 1,661 39 1,586 4,252 Strategic development and acquisition related costs - 403 - 2,267 2,670 (Gain) on sale of assets and asset recovery #DIV/0! (1,642) - - - (1,642) Adjusted operating income (loss) (1) 61,370$ 104,559$ 25,328$ (77,198)$ 114,059$ Engineered Building Systems Metal Components Metal Coil Coating Corporate Consolidated Operating income (loss), GAAP basis 51,410$ 50,541$ 19,080$ (64,200)$ 56,831$ Restructuring and impairment charges 2,756 7,866 254 430 11,306 Strategic development and acquisition related costs - - - 4,201 4,201 (Gain) on legal settlements (3,765) (3,765) Fair value adjustment of acquired inventory - 2,358 - - 2,358 Amortization of short lived acquired intangibles - 8,400 - - 8,400 Adjusted operating income (loss) (1) 54,166$ 69,165$ 19,334$ (63,334)$ 79,331$ (1) The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations. Fiscal Year Ended October 30, 2016 Fiscal Year Ended November 1, 2015

Reconciliation of 4Q 2016 Net Income (Loss) to Adjusted EBITDA by Segment

(Dollars in thousands)

	Fiscal Three Months Ended October 30, 2016				
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Net income (loss)	$ 24,738	$ 31,309	$ 7,018	$ (44,064)	$ 19,001
Add:					
Depreciation and amortization	2,399	5,979	1,202	237	$ 9,817
Consolidated interest expense, net	7	(14)	-	7,554	7,548
Provision for income taxes	(2,276)	7	-	14,918	12,649
Restructuring and impairment charges	211	506	-	98	815
Strategic development and acquisition related costs	-	-	-	590	590
Share-based compensation	-	-	-	3,181	3,181
Loss on sale of assets and asset recovery	62	-	-	-	62
Adjusted EBITDA [(1)]	$ 25,141	$ 37,787	$ 8,220	$ (17,485)	$ 53,663

	Fiscal Three Months Ended November 1, 2015				
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Net income (loss)	$ 7,001	$ 18,282	$ 7,209	$ (14,085)	$ 18,407
Add:					
Depreciation and amortization	2,555	9,387	1,156	257	13,354
Consolidated interest expense, net	11,103	(19)	-	(3,092)	7,993
Provision (benefit) for income taxes	7,388	-	-	2,642	10,029
Restructuring and impairment charges	959	6,365	-	287	7,611
(Gain) on legal settlements	-	-	-	(3,765)	(3,765)
Strategic development and acquisition related costs	(0)	-	-	1,143	1,143
Share-based compensation	-	-	-	1,677	1,677
Adjusted EBITDA [(1)]	$ 29,006	$ 34,016	$ 8,365	$ (14,937)	$ 56,449

(1) The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

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Reconciliation of FY 2016 Net Income (Loss) to Adjusted EBITDA by Quarter

(Dollars in thousands)

	1st Qtr January 31, 2016	2nd Qtr May 1, 2016	3rd Qtr July 31, 2016	4th Qtr October 30, 2016	Fiscal Year Ended October 30, 2016
Net income	$ 5,892	$ 2,420	$ 23,715	$ 19,001	$ 51,028
Add:					
Depreciation and amortization	10,747	10,765	10,595	9,817	41,924
Consolidated interest expense, net	7,847	7,792	7,685	7,548	30,872
Provision for income taxes	2,453	1,209	11,627	12,649	27,938
Restructuring and impairment charges	1,510	1,149	778	815	4,252
(Gain) from bargain purchase	(1,864)	-	-	-	(1,864)
Strategic development and acquisition related costs	681	579	819	590	2,669
Share-based compensation	2,582	2,468	2,661	3,181	10,892
(Gain) loss on sale of assets and asset recovery	(725)	(927)	(52)	62	(1,642)
Adjusted EBITDA [(1)]	$ 29,123	$ 25,455	$ 57,828	$ 53,663	$ 166,069

	1st Qtr February 1, 2015	2nd Qtr May 3, 2015	3rd Qtr August 2, 2015	4th Qtr November 1, 2015	Fiscal Year Ended November 1, 2015
Net income (loss)	$ (320)	$ (7,489)	$ 7,220	$ 18,407	$ 17,818
Add:					
Depreciation and amortization	9,731	13,766	14,541	13,354	51,392
Consolidated interest expense, net	3,980	8,280	8,135	7,993	28,388
Provision (benefit) for income taxes	(490)	(4,087)	3,520	10,029	8,972
Restructuring and impairment charges	1,477	1,714	504	7,611	11,306
Strategic development and acquisition related costs	1,729	628	701	1,143	4,201
(Gain) on legal settlements	-	-	-	(3,765)	(3,765)
Fair value adjustment of acquired inventory	583	775	1,000	-	2,358
Share-based compensation	2,933	2,201	2,568	1,677	9,379
Adjusted EBITDA [(1)]	$ 19,623	$ 15,788	$ 38,189	$ 56,449	$ 130,049

(1) The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

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Our Mission & Vision K. DARCEY MATTHEWS Vice President, Investor Relations E: darcey.matthews@ncigroup.com 10943 N. Sam Houston Pkwy W. Houston, Texas 77064 P.O. Box 692055 Houston, Texas 77269-2055 281.897.7788 ncibuildingsystems.com